Exhibit 99.1

Trupanion Reports First Quarter 2026 Results
SEATTLE, WA. April 30, 2026 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the first quarter ended March 31, 2026.

“The gap between the cost of veterinary care and what pet parents can reasonably plan for continues to widen,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “Trupanion is uniquely positioned to meet this moment. Fueled by strong, compounding growth in discretionary profit, we are investing with discipline to broaden our offering, strengthen our competitive positioning, expand choice, and create enduring value for pet parents, veterinarians, and shareholders.”

First Quarter 2026 Financial and Business Highlights
•Total revenue was $384.0 million, an increase of 12% compared to the first quarter of 2025.
•Total enrolled pets (including pets from our other business segment) was 1,637,665 at March 31, 2026, a decrease of 2% over March 31, 2025.
•Subscription business revenue was $269.5 million, an increase of 16% compared to the first quarter of 2025.
•Subscription enrolled pets was 1,105,783 at March 31, 2026, an increase of 5% over March 31, 2025.
•Net income was $4.9 million, or $0.11 per basic and diluted share, compared to net income of $(1.5) million, or $(0.03) per basic and diluted share, in the first quarter of 2025.
•Adjusted EBITDA was $17.4 million, compared to adjusted EBITDA of $12.2 million in the first quarter of 2025.
•Operating cash flow was $14.6 million and free cash flow was $13.7 million in the first quarter of 2026. This compared to operating cash flow of $16.0 million and free cash flow of $14.0 million in the first quarter of 2025.
•At March 31, 2026, the Company held $383.7 million in cash and short-term investments with an additional $5.0 million available under its credit facility.

Conference Call
Trupanion’s management will host a conference call today to review its first quarter 2026 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-844-676-1342 (United States) or 1-412-634-6683 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10207244.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,100,000 pets currently enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts on eligible expenses for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company or ZPIC Insurance Company and, in Canada, by its wholly-owned insurance entity GPIC Insurance Company or by Accelerant Insurance Company of Canada. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in currency exchange rates; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended March 31,
	2026	2025
	(unaudited)
Revenue:
Subscription business	$269,454	$233,064
Other business	114,595	108,911
Total revenue	384,049	341,975
Cost of revenue:
Subscription business	216,452	189,845
Other business	106,108	101,027
Total cost of revenue(1), (2)	322,560	290,872
Operating expenses:
Technology and development(1)	11,294	8,072
General and administrative(1)	19,102	19,892
New pet acquisition expense(1)	22,611	20,516
Depreciation and amortization	3,706	3,791
Total operating expenses	56,713	52,271
Loss from investment in joint venture	—	(305)
Operating income (loss)	4,776	(1,473)
Interest expense	1,875	3,211
Other (income), net	(3,055)	(3,240)
Income (loss) before income taxes	5,956	(1,444)
Income tax expense	1,076	39
Net income (loss)	$4,880	$(1,483)

Net income (loss) per share:
Basic	$0.11	$(0.03)
Diluted	$0.11	$(0.03)
Weighted average shares of common stock outstanding:
Basic	43,505,604	42,775,955
Diluted	43,681,740	42,775,955

(1)Includes stock-based compensation expense as follows:	Three Months Ended March 31,
	2026	2025
Veterinary invoice expense	$560	$770
Other cost of revenue	569	489
Technology and development	1,507	1,151
General and administrative	4,893	4,528
New pet acquisition expense	1,471	2,892
Total stock-based compensation expense	$9,000	$9,830

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended March 31,
	2026	2025
Veterinary invoice expense	$281,436	$247,450
Other cost of revenue	41,124	43,422
Total cost of revenue	$322,560	$290,872

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$153,456	$138,024
Short-term investments	230,205	232,706
Accounts and other receivables, net of allowance for credit losses of $2,419 at March 31, 2026 and $1,311 at December 31, 2025	304,796	301,945
Prepaid expenses and other assets	16,709	18,387
Total current assets	705,166	691,062
Restricted cash	29,416	33,434
Long-term investments	986	983
Property, equipment, and internal-use software, net	102,612	104,844
Intangible assets, net	23,684	24,102
Other long-term assets	21,095	21,237
Goodwill	38,621	39,382
Total assets	$921,580	$915,044
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,828	$16,445
Accrued liabilities and other current liabilities	42,329	56,509
Reserve for veterinary invoices	56,701	55,921
Deferred revenue	286,508	270,935
Long-term debt - current portion	10,000	10,000
Total current liabilities	408,366	409,810
Long-term debt	99,346	101,784
Deferred tax liabilities	955	1,510
Other liabilities	18,091	18,004
Total liabilities	526,758	531,108
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 44,648,800 and 43,620,614 issued and outstanding at March 31, 2026; 44,430,267 and 43,402,081 shares issued and outstanding at December 31, 2025	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	613,624	604,828
Accumulated other comprehensive income (loss)	(693)	2,097
Accumulated deficit	(201,575)	(206,455)
Treasury stock, at cost: 1,028,186 shares at March 31, 2026 and December 31, 2025	(16,534)	(16,534)
Total stockholders’ equity	394,822	383,936
Total liabilities and stockholders’ equity	$921,580	$915,044

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended March 31,
	2026	2025
	(unaudited)
Operating activities
Net income (loss)	$4,880	$(1,483)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	3,706	3,791
Stock-based compensation expense	9,000	9,830
Other, net	(213)	349
Changes in operating assets and liabilities:
Accounts and other receivables	(3,035)	(15,965)
Prepaid expenses and other assets	1,954	(204)
Accounts payable, accrued liabilities, and other liabilities	(18,326)	1,527
Reserve for veterinary invoices	842	2,407
Deferred revenue	15,786	15,712
Net cash provided by operating activities	14,594	15,964
Investing activities
Purchases of investment securities	(47,883)	(40,875)
Maturities and sales of investment securities	48,878	33,242
Purchases of property, equipment, and internal-use software	(847)	(1,928)
Other	(35)	588
Net cash provided by (used in) investing activities	113	(8,973)
Financing activities
Repayment of debt financing	(2,500)	(338)
Proceeds from exercise of stock options	260	1,024
Shares withheld to satisfy tax withholding	(496)	(915)
Other	—	(230)
Net cash used in financing activities	(2,736)	(459)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(557)	(52)
Net change in cash, cash equivalents, and restricted cash	11,414	6,480
Cash, cash equivalents, and restricted cash at beginning of period	171,458	199,530
Cash, cash equivalents, and restricted cash at end of period	$182,872	$206,010

The following tables set forth our key operating metrics.

	Three Months Ended March 31,
	2026	2025
Total Business:
Total pets enrolled (at period end)	1,637,665	1,667,637
Subscription Business:
Total subscription pets enrolled (at period end)	1,105,783	1,052,845
Monthly average revenue per pet	$85.79	$77.53
Average pet acquisition cost (PAC)	$315	$267
Average monthly retention	98.35%	98.28%

	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024
Total Business:
Total pets enrolled (at period end)	1,637,665	1,647,565	1,654,414	1,660,455	1,667,637	1,677,570	1,688,903	1,699,643
Subscription Business:
Total subscription pets enrolled (at period end)	1,105,783	1,096,173	1,082,412	1,066,354	1,052,845	1,041,212	1,032,042	1,020,934
Monthly average revenue per pet	$85.79	$83.56	$82.01	$79.93	$77.53	$76.02	$74.27	$71.72
Average pet acquisition cost (PAC)	$315	$320	$290	$276	$267	$261	$243	$231
Average monthly retention	98.35%	98.34%	98.33%	98.29%	98.28%	98.25%	98.29%	98.34%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$14,594	$15,964
Purchases of property, equipment, and internal-use software	(847)	(1,928)
Free cash flow	$13,747	$14,036

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended March 31,
	2026	2025
Veterinary invoice expense	$281,436	$247,450
Less:
Stock-based compensation expense(1)	(552)	(763)
Other business cost of paying veterinary invoices(2)	(90,022)	(79,269)
Subscription cost of paying veterinary invoices (non-GAAP)	$190,862	$167,418
% of subscription revenue	70.8%	71.8%

Other cost of revenue	$41,124	$43,422
Less:
Stock-based compensation expense(1)	(564)	(482)
Other business variable expenses(2)	(16,083)	(21,736)
Subscription variable expenses (non-GAAP)	$24,477	$21,204
% of subscription revenue	9.1%	9.1%

Technology and development expense	$11,294	$8,072
General and administrative expense	19,102	19,892
Less:
Stock-based compensation expense(1)	(6,274)	(5,396)
Development expenses(3)	(1,701)	(1,406)
Fixed expenses (non-GAAP)	$22,421	$21,162
% of total revenue	5.8%	6.2%

New pet acquisition expense	$22,611	$20,516
Less:
Stock-based compensation expense(1)	(1,425)	(2,873)
Other business pet acquisition expense(2)	(26)	(3)
Subscription acquisition cost (non-GAAP)	$21,160	$17,640
% of subscription revenue	7.9%	7.6%
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million for the three months ended March 31, 2026..
(2) Excludes the portion of stock-based compensation expense attributable to the other business segment
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,
	2026	2025
Operating income (loss)	$4,776	$(1,473)
Non-GAAP expense adjustments
Acquisition cost	21,186	17,643
Stock-based compensation expense(1)	8,815	9,514
Development expenses(2)	1,701	1,406
Depreciation and amortization	3,706	3,791
Loss from investment in joint venture	—	(305)
Total adjusted operating income (non-GAAP)	$40,184	$31,186

Subscription Business:
Subscription operating income	$6,493	$1,065
Non-GAAP expense adjustments
Acquisition cost	21,160	17,640
Stock-based compensation expense(1)	6,939	7,772
Development expenses(2)	1,193	958
Depreciation and amortization	2,600	2,584
Subscription adjusted operating income (non-GAAP)	$38,385	$30,019

Other Business:
Other business operating loss	$(1,717)	$(2,233)
Non-GAAP expense adjustments
Acquisition cost	26	3
Stock-based compensation expense(1)	1,876	1,742
Development expenses(2)	508	448
Depreciation and amortization	1,106	1,207
Other business adjusted operating income (non-GAAP)	$1,799	$1,167
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million for the three months ended March 31, 2026.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,

	2026	2025
Subscription revenue	$269,454	$233,064
Subscription cost of paying veterinary invoices	190,862	167,418
Subscription variable expenses	24,477	21,204
Subscription fixed expenses*	15,730	14,423
Subscription adjusted operating income (non-GAAP)	$38,385	$30,019

Other business revenue	$114,595	$108,911
Other business cost of paying veterinary invoices	90,022	79,269
Other business variable expenses	16,083	21,736
Other business fixed expenses*	6,691	6,739
Other business adjusted operating income (non-GAAP)	$1,799	$1,167

Revenue	$384,049	$341,975
Cost of paying veterinary invoices	280,884	246,687
Variable expenses	40,560	42,940
Fixed expenses*	22,421	21,162
Total business adjusted operating income (non-GAAP)	$40,184	$31,186

As a percentage of revenue:	Three Months Ended March 31,
	2026	2025
Subscription revenue	100.0%	100.0%
Subscription cost of paying veterinary invoices	70.8%	71.8%
Subscription variable expenses	9.1%	9.1%
Subscription fixed expenses*	5.8%	6.2%
Subscription adjusted operating income (non-GAAP)	14.2%	12.9%

Other business revenue	100.0%	100.0%
Other business cost of paying veterinary invoices	78.6%	72.8%
Other business variable expenses	14.0%	20.0%
Other business fixed expenses*	5.8%	6.2%
Other business adjusted operating income (non-GAAP)	1.6%	1.1%

Revenue	100.0%	100.0%
Cost of paying veterinary invoices	73.1%	72.1%
Variable expenses	10.6%	12.6%
Fixed expenses*	5.8%	6.2%
Total business adjusted operating income (non-GAAP)	10.5%	9.1%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as goodwill impairment charges, stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$4,880	$(1,483)
Excluding:
Stock-based compensation expense(1)	8,815	9,514
Depreciation and amortization expense	3,706	3,791
Interest income	(2,998)	(2,835)
Interest expense	1,875	3,211
Income tax expense	1,076	39
Adjusted EBITDA	$17,354	$12,237

	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024
Net income (loss)	$4,880	$5,630	$5,873	$9,413	$(1,483)	$1,656	$1,425	$(5,862)
Excluding:
Stock-based compensation expense(1)	8,815	9,361	9,323	9,268	9,514	8,036	8,127	8,381
Depreciation and amortization expense	3,706	4,032	4,051	3,962	3,791	3,924	4,381	4,376
Interest income	(2,998)	(3,115)	(3,201)	(3,105)	(2,835)	(2,999)	(3,232)	(3,135)
Interest expense	1,875	4,076	2,790	3,682	3,211	3,427	3,820	3,655
Income tax (benefit) expense	1,076	663	726	1,133	39	38	39	(44)
Goodwill impairment charges	—	1,129	—	—	—	5,299	—	—
Loss from equity method investment	—	—	—	—	—	—	(33)	—
Realized gain on nonmonetary exchange of preferred stock investment	—	—	—	(7,783)	—	—	—	—
Adjusted EBITDA	$17,354	$21,776	$19,562	$16,570	$12,237	$19,381	$14,527	$7,371
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million for the three months ended March 31, 2026.

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com